ARTICLES OF INCORPORATION
                                       OF
                           KING CAPITAL HOLDINGS, INC.


                                    ARTICLE 1
                                      NAME
                                      ----

The name of the Corporation is KING CAPITAL HOLDINGS, INC.

                                   ARTICLE II
                                     PURPOSE
                                     -------

To engage in business capital ventures and other business permitted under the laws of the United States and the State of Florida.

                                   ARTICLE III
                                  CAPITAL STOCK
                                  -------------

The maximum number of shares that this corporation shall be authorized to have outstanding at anytime shall be one hundred million (100,000,000) shares of common stock, par value of $.001 per share. In addition, the Corporation shall have the authority to issue 10,000,000 shares of preferred stock, par value $.001 per share, which may be divided into series and with the preferences, limitations and relative rights determined by the Board of Directors.

                                   ARTICLE IV
                                TERM OF EXISTENCE
                                -----------------

This corporation shall have perpetual existence commencing on the date of filing of these Articles of Incorporation with the Secretary of State of the State of Florida.


                                    ARTICLE V
                     REGISTERED OFFICE AND REGISTERED AGENT
                     --------------------------------------

The street address of initial registered office of this corporation is 22154 Martella Avenue, Boca Raton, Florida 33433 and the name of the initial registered agent of this corporation is Sean King.

                                   ARTICLE VI
                            INITIAL PRINCIPAL OFFICE
                            ------------------------

The initial principal office and mailing address of this Corporation is 155 Green Meadows Drive South, Westerville. Ohio 43081. The Board of Directors may, from time to time, change the street and post office address of the corporation as well as the location of its principal office.

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                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS
                           --------------------------

This corporation shall have one (1) director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one (1). The name and address of the initial director of this corporation are:

                           Sean King
                           155 Green Meadows Drive South,
                           Westerville. Ohio 43081

                                  ARTICLE VIII
                                    AMENDMENT
                                    ---------

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, in the manner provided by law.

                                   ARTICLE IX
                                  INCORPORATOR
                                  ------------

IN WITNESS WHEREOF, the undersigned subscriber and registered agent has executed these Articles of Incorporation on the 16th day of April, 2003.

                         /s/ Sean King
                         ---------------------------------------
                             Sean King/Incorporator




                         ACCEPTANCE OF REGISTERED AGENT
                         ------------------------------

Having been named as registered agent and to accept services of process for the above named corporation, at the place designate din these Articles of Incorporation. I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.

Dated: April 16, 2003
                                            By: /s/ Sean King
                                            ------------------------------------
                                                    Sean King, Registered Agent


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